UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 29, 2018, Iconix Brand Group, Inc., a Delaware corporation (the “Company”), received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its common stock fell below $1.00 for a period of 30 consecutive business days (from April 16, 2018 to May 25, 2018) and that therefore the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until November 26, 2018, to regain compliance with the Minimum Bid Price Rule.

As the Company has not regained compliance with the Minimum Bid Price Rule within such time period, on November 27, 2018, the Company received a written notice from Nasdaq that the Company’s common stock would be delisted from the Nasdaq Global Market and suspended at the opening of business on December 6, 2018, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). In accordance with Nasdaq’s procedures, the Company intends to appeal Nasdaq’s determination by requesting a hearing before the Panel (the “Hearing”) to seek continued listing. This hearing request will automatically stay Nasdaq’s suspension of the Company’s common stock and the filing of a Form 25-NSE (which Form would remove the Company’s common stock from listing and registration on the Nasdaq Global Market) pending the Panel’s decision. The Company expects that Nasdaq will hold the Hearing with the Panel within 45 days of the Company’s request for the Hearing, pursuant to the Nasdaq Listing Rules. At or prior to the Hearing, the Company intends to present its plans to Nasdaq to regain compliance with the Minimum Bid Price Rule and request an extension of time so that the Board and management of the Company can effect the reverse stock split at a time that is in the best interests of the Company and its stockholders.

Also, on November 27, 2018, the Company received written notice from the Listing Qualifications Department of Nasdaq notifying the Company that the Staff of Nasdaq has determined that the minimum market value of its publicly held common stock (the “Market Value of Publicly Held Shares”) fell below $15,000,000 for a period of 30 consecutive business days and that, therefore, the Company did not meet the minimum market value of publicly held shares requirement set forth in Nasdaq Listing Rule 5450(b)(3)(c) (the “Minimum Market Value Rule”). The letter also states that pursuant to Nasdaq Listing Rule 5810(c)(3)(D), the Company will be provided 180 calendar days to regain compliance with the Minimum Market Value Rule. In accordance with Rule 5810(c)(3)(D), the Company can regain compliance with the Minimum Market Value Rule, if, at any time during such 180-day period, the Market Value of Publicly Held Shares of the Company’s common stock is at least $15,000,000 for a minimum period of 10 consecutive business days. If the Company cannot demonstrate compliance with the Minimum Market Value Rule, the letter further provided that the Company will receive written notice from Nasdaq that its securities are subject to delisting from the Nasdaq Global Market.

As previously announced, on September 27, 2018, the Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to authorize the board of directors of the Company (the “Board”) to effect a reverse stock split of the issued shares of the Company’s common stock, at a reverse stock split ratio of not less than 1-for-5 and not more than 1-for-10. On November 30, 2018, the Board approved a reverse stock split ratio of 1-for-10. As previously disclosed in the Company’s proxy statement, dated August 27, 2018, in respect of its solicitation of stockholders regarding such reverse stock split, the Board may authorize the Company to effect the reverse stock split at any time on or prior to September 27, 2019. The Board has not set a date for effecting the reverse stock split, but intends to determine if and when to effect this reverse stock split (and/or whether to pursue an additional authorization for an additional reverse stock split or a reverse stock split at a greater than 1-for-10 ratio), pending its discussions with the Panel and any market developments that effect the closing bid price of the Company’s common stock. The Company intends to continue to monitor its closing bid price for its common stock and the Market Value of Publicly Held Shares of the Company’s common stock and will continue considering all available options to resolve the Company’s noncompliance with the Minimum Bid Price Rule and the Minimum Market Value Rule as may be necessary.

A delisting of the Company’s common stock would create a repurchase right for holders of the Company’s 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023 (the “Notes”) at 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, such repurchase date, the exercise of which is restricted under the terms set forth in the intercreditor agreement dated as of February 22, 2018 (the “Intercreditor Agreement”), by and among the Company and certain of its affiliates, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee and collateral agent for the Notes pursuant to the Indenture, dated February 22, 2018, by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., and Cortland Capital Market Services LLC (“Cortland”), as administrative agent and collateral agent under the Credit Agreement dated August 2, 2017, by and among IBG Borrower LLC, the guarantors under such agreement, each lender from time to time party thereto and Cortland.

The description of the terms of the Intercreditor Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements:

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek" and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this Current Report on Form 8-K. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments we may enter into or make in the future. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update or revise publicly any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Intercreditor Agreement dated as of February 22, 2018, by and among the Company and certain of its affiliates, The Bank of New York Mellon Trust Company, N.A., and Cortland Capital Market Services LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

(Registrant)

By:	/s/ Jeffrey Wood
	Name:	Jeffrey Wood
	Title:	Interim Chief Financial Officer

Date: December 3, 2018